UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 18, 2004

Radian Group Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-11356	23-2691170
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Market Street, Philadelphia, PA	19103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (215) 564-6600

(Former Name or Former Address, if Changed Since Last Report)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits

99.1	Formal Notice of Blackout Period to Directors of Radian Group Inc., dated June 18, 2004.

99.2	Formal Notice of Blackout Period to Executive Officers of Radian Group Inc., dated June 18, 2004.

Item 11. Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

We have elected to change the record keeper of the Radian Group Inc. Savings Incentive Plan. On June 18, 2004, we received the notice required by Section 101(i)(2)(E) of the Employee Retirement Income Security Act of 1974 regarding a blackout period under the Radian Group Inc. Savings Incentive Plan. As required by Section 306(a) of the Sarbanes-Oxley Act and Rule 104(b)(2) of the SEC’s Regulation BTR, contemporaneously with the filing of this report, we sent formal notices of a blackout period to our directors and executive officers, copies of which are furnished as Exhibits 99.1 and 99.2 to this report and are incorporated into this report by reference.

During the blackout period and for a period of two years after the ending date of the blackout period, a security holder or other interested person may obtain, without charge, the actual beginning and ending dates of the blackout period by sending a written inquiry to the General Counsel of Radian Group Inc. at 1601 Market Street, Philadelphia, Pennsylvania, 19103.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIAN GROUP INC.

Date: June 18, 2004	By:	/s/ Howard S. Yaruss
Howard S. Yaruss
Secretary